SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 19, 2017

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:                (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.     ☐

Item 7.01	Regulation FD Disclosure

On July 19, 2017, Regency Centers Corporation and Regency Centers, L.P. (collectively, “we,” us,” and “our”) announced that we are soliciting consents from holders of our $300 million aggregate principal amount of 3.75% Senior Notes due 2022 Notes (the “Notes”) to amend (the “Proposed Amendments”) certain provisions of the indenture governing the Notes (the “Consent Solicitation”). The Notes were originally issued by Equity One, Inc. and succeeded to by Regency Centers Corporation, as successor by merger. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Proposed Amendments to the indenture will terminate the existing guarantees of the Notes provided by certain subsidiaries of Regency Centers, L.P. (the “Subsidiary Guarantors”) in order to simplify financial reporting obligations by eliminating the need to provide certain required summary financial information with respect to the Subsidiary Guarantors in periodic reports. Adoption of the Proposed Amendments requires the consent of holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”). Consents may be revoked at any time up to, but will become irrevocable upon, the execution and delivery of the Proposed Amendments (which is expected to be promptly after receipt of the Requisite Consents). If the Requisite Consents are received, then upon execution of the Proposed Amendments and payment of the consent fee, the Proposed Amendments will be operative and be binding upon all holders of Notes, whether or not such holders have delivered consents. Once the Proposed Amendments are operative, the guarantees provided by the Subsidiary Guarantors with respect to other Regency debt obligations will be terminated.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on July 26, 2017, unless extended or earlier terminated (the “Expiration Time”). Only holders of record of the Notes as of 5:00 p.m., New York City time, on July 18, 2017, are eligible to deliver consents to the Proposed Amendments in the Consent Solicitation. We will pay to the holders who deliver valid and unrevoked consents prior to the Expiration Time a cash payment of $1.50 per $1,000 principal amount of Notes for which consents have been delivered by such holders and not revoked, subject to the satisfaction or waiver of all of the conditions of the Consent Solicitation. The consent fee is not transferrable with the Notes.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated July 19, 2017 (the “Consent Solicitation Statement”), and in the accompanying form of consent. A more complete description of the Consent Solicitation and the Proposed Amendments can be found in the Consent Solicitation Statement and related form of consent. The effectiveness of the Proposed Amendments is subject to a number of conditions. We may, in our sole discretion, terminate, amend or extend the Consent Solicitation at any time as set forth in the Consent Solicitation Statement.

We have retained D.F. King & Co., Inc. to serve as information agent and tabulation agent for the Consent Solicitation. Questions concerning the terms of the Consent Solicitation and requests for copies of the Consent Solicitation Statement, the form of consent should be directed to D.F. King & Co., Inc. at (212) 269-5550 (collect) or (800) 622-1649 (toll free), or via email at reg@dfking.com. Wells Fargo Securities is serving as solicitation agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Wells Fargo Securities, at (704) 410-4760 (collect) or (866) 309-6316 (toll free).

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued July 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

July 19, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

July 19, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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